Exhibit 99.1

           Digital Recorders, Inc. Announces Order for New Intelligent
               Transportation System and Transit Security Product

     DALLAS--(BUSINESS WIRE)--Oct. 4, 2005--Digital Recorders, Inc.
(Nasdaq:TBUS):

     -- City of Amarillo, Texas, Takes Advantage of Digital Recorders(R)
        VacTell(TM) Video Actionable Intelligence Technology

     -- CEO Comments on Recent American Public Transportation Association
        International Public Transportation Expo in Dallas

     Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a technology leader in transportation, law enforcement, and security digital communications systems, announced today that an order for its new intelligent transportation system and transit security-related product, Digital Recorders(R) VacTell(TM) Video Actionable Intelligence, has been received from the City of Amarillo, Texas.
     The contract, valued at more than $200,000, will outfit transit bus vehicles with the Company's latest transit security product integrated with the Digital Recorders(R) global positioning satellite-based automatic vehicle location system designed to help ensure passenger safety and security on public transit vehicles. Delivery and installation are expected to be completed in the fourth quarter 2005.
     "Although the total dollar amount for this order is small and should not materially impact the Company's 2005 results, the order is significant because it demonstrates further market validation and acceptance of our product development and our ability to provide technological innovations that address transit security needs," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

     CEO Comments on Recent APTA EXPO 2005

     Regarding the American Public Transportation Association International Public Transportation Expo, held Sept. 26-28, 2005, at the Dallas Convention Center, Mr. Turney said: "Attendance during APTA Expo 2005 appears to have been near an all-time high, and our new transit security-related products and services appear to have generated considerable interest. As a matter of fact, our Digital Recorders(R) VacTell(TM) Video Actionable Intelligence product and its RSD Remote Shut Down tool were featured by the local ABC affiliate, WFAA-TV (Channel 8), during a morning news show on Monday, Sept. 26. Our focus on creating customer value through our technology-driven systems integration capabilities was clearly well received by our target customers. This focus, combined with the recent passage of the $286.4 billion federal transportation bill, The Safe, Accountable, Flexible, Efficient Transportation Equity Act - A Legacy for Users (SAFETEA-LU), should strengthen DRI's participation in new spending by our served market. Given our market's long contracting cycle, the full effect will not be quick to materialize. However, I do expect it to be reflected in the Company's revenue growth rate by mid-2006."

     About the Company

     Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products - TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer-aided dispatch/ automatic vehicle location and monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     Forward-Looking Statements

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing or amount of future delivery and installation, the timing and impact from recent passage of federal funding legislation, as well as any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind future revenue timing or amounts may not prove accurate over time, the risk that the impact from recent federal funding legislation will not be favorable as expected or timed as expected, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 1, 2005, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

     CONTACT: Digital Recorders, Inc., Dallas
              Veronica B. Marks, 214-378-4776
              Fax: 214-378-8437
              veronicam@digrec.com
              or
              The Investor Relations Company
              Investor Relations Contact
              Brien Gately, 800-536-8472
              Fax: 847-296-4460
              bgately@tirc.com